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                                                                   Exhibit 10.20
                                    TERM NOTE

$4,000,000.00                                                     August 9, 2002
                                                         Walla Walla, Washington

     FOR VALUE RECEIVED, the undersigned, KEY TECHNOLOGY, INC., an Oregon corporation (the "Borrower"), hereby promises to pay to the order of BANNER BANK, a Washington banking corporation (the "Lender") on July 31, 2007 (the "Term Loan Maturity Date") the unpaid principal balance of the Term Loan made by Lender in the initial amount of Four Million Dollars ($4,000,000) evidenced by this Note, together with interest thereon from the date hereof until maturity at a per annum rate equal to one percent (1%) above the Prime Rate (changing as such Prime Rate changes); provided, however, that after the occurrence and during the continuation of an Event of Default, interest shall accrue at a per annum rate equal to three percent (3%) above the Prime Rate (changing as such Prime Rate changes). Notwithstanding anything herein to the contrary, interest shall not accrue at a rate in excess of the maximum rate permitted by applicable law.

     Borrower further agrees as follows:

     1. All payments of principal and interest on this Note shall be made by paying the same in United States Dollars and in immediately available funds to Lender in accordance with wire transfer instructions as may be provided to Borrower from time to time, at its main office, Walla Walla, Washington, not later than 2:00 p.m. (Walla Walla time) on the date on which such payment shall become due. If such payment is received after 2:00 p.m., then it will be deemed received on the next Business Day.

     2. Borrower shall repay to Lender the principal amount of the Term Loan evidenced by this Note in consecutive quarterly installments commencing on November 1, 2002 and continuing on the first Business Day of each February, May, August and November thereafter in the amount of Two Hundred Thousand Dollars ($200,000) and shall repay the balance of the principal outstanding of the Term Loan on the Term Loan Maturity Date.

     3. Accrued but unpaid interest on the Term Loan shall be paid in arrears on the first Business Day of each February, May, August and November and at the Term Loan Maturity Date. Accrued interest on the Term Loan shall be payable on demand after the occurrence of an Event of Default.

     4. This Note is issued under and is subject to the terms of that certain Loan Agreement dated as of August 9, 2002, by and between Borrower and Lender (as amended from time to time, the "Loan Agreement"). Capitalized terms not defined herein have the meanings set forth in the Loan Agreement.

     5. It is expressly provided that if any of the Events of Default described in Section 7.1(g) or Section 7.1(h) of the Loan Agreement shall occur, the entire unpaid balance of

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the principal and interest hereunder shall be immediately due and payable in accordance with the terms of the Loan Agreement. It is also expressly provided that upon the occurrence of any other Event of Default, the entire remaining unpaid balance of the principal and interest may be declared by Lender to be immediately due and payable in accordance with the terms of the Loan Agreement.

     6.  Borrower may the Term Loan at any time without penalty or premium.

     7. The unpaid principal balance of the Term Loan evidenced by this Note shall be the face amount of this Note, less the amount of the principal payments made hereon. Lender is hereby authorized to record the date and amount of each payment of principal and interest on the Term Loan evidenced by this Note on a schedule annexed hereto and constituting a part of this Note or maintained in connection herewith. Any such recordation by Lender shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of Borrower hereunder.

     8. Each maker, surety, guarantor and endorser of this Note expressly waives all notices, demands for payment, presentations for payment, notices of intention to accelerate the maturity, protest and notice of protest.

     9. In the event this Note is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through bankruptcy or other judicial proceedings, Borrower agrees and promises to pay reasonable attorneys' fees and collection costs, including all out-of-pocket expenses and the allocated costs and disbursements of internal counsel, incurred by Lender.

     10. This Note has been executed and delivered in and shall be governed by and construed in accordance with the laws of the State of Washington, excluding its conflict of laws rules. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the City of Walla Walla, Walla Walla County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.

     BORROWER:                            KEY TECHNOLOGY, INC., an Oregon
                                          corporation


                                          By  /s/ Ted R. Sharp
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                                          Its C.F.O.
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